UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 18, 2012, the holder of 3,327 shares of Series B Preferred Stock (the “Series B Preferred Stock”) of Cerus Corporation (the “Company”), elected to convert all of its shares of Series B Preferred Stock into 332,700 shares of the Company’s Common Stock (the “Common Stock”) pursuant to its conversion right as set forth in a certificate of designation filed with the Secretary of State of the State of Delaware on March 2, 1999 (the “Certificate of Designation”).

Following the conversion of Series B Preferred Stock into Common Stock, the Company filed a certificate of elimination with the Secretary of State of the State of Delaware on August 22, 2012 (the “Certificate of Elimination”). The Certificate of Elimination, which was effective upon filing, eliminated from the Amended and Restated Certificate of Incorporation of the Company all matters set forth in the Certificate of Designation with respect to the Series B Preferred Stock. No shares of the Series B Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Elimination and no shares of Series B Preferred Stock will be issued. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination of Series B Preferred Stock of Cerus Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: August 24, 2012

	By:	/s/ KEVIN D. GREEN
Kevin D. Green
Vice President, Finance and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Series B Preferred Stock of Cerus Corporation.

4.